EXHIBIT 10.8

                           NOTE MODIFICATION AGREEMENT
                       PROMISSORY NOTE DATED JULY 27, 1999
                           PRINCIPAL AMOUNT: $400,000
                          MATURITY DATE: JULY 28, 2000


           This Note modification Agreement (the "Agreement") is made this 4th day of January, 2000 by and between OneSource Technologies, Inc., a Delaware corporation, whose address is 2329 West Mescal, Suite 304, Phoenix, Arizona 85029 (hereafter the "Holder") and Titan Capital Partners, LLC, a California limited liability company, whose address is 8439 Sunset Boulevard, Suite 105, Los Angeles, California 90069 (hereafter the "Maker").

                                    Recitals

Whereas, Maker has made, in favor of Holder, that certain Promissory Note (hereafter th e"Note") a copy of which is attached hereto as Exhibit "A", in the principal amount of Four Hundred Thousand ($400,000) Dollars, dated July 27, 1999 and payable three hundred and sixty (360) days after date at six (6%) percent interest; and

Whereas it is the desire of the Parties to enter into this Agreement to formalize the procedures for establishing Holder's security interest in the loan collateral and for permitting Maker to effect sales in the collateral for the prepayment of the Note; and

Whereas, it is the further desire of the parties to provide for the systematic prepayment of the Note as more fully provided herein and to provide for the orderly liquidation of the Collateral so as to prevent distortion in the market price of OneSource common stock which may occur upon a large lump sum sale;

Now, Therefore, For Good And Valuable Consideration, The Receipt Of Which Is Hereby Acknowledged, It Is Agreed As Follows:

Agreements

1. Maker hereby acknowledges and agrees that the amount of the Note, plus accrued interest, as of October 27, 1999 is Four Hundred and Six Thousand ($406,000.00) Dollars and No Cents. All of the other terms and conditions of the Promissory Note, except as specifically modified herein, remain in full force and effect.

2. In order to secure the payment of any amounts due under the Note, Maker agrees to establish a brokerage account at U.S. Clearing Corp., into which Maker shall deposit 900,000 shares of OneSource Technologies, Inc, common stock. This account shall be opened in the joint names of the Maker and Holder and shall require two signatures for any withdrawals from the account. Attached to the stock account shall be a money market account into which shall be deposited on a daily basis, any proceeds from the sale of any stock from the stock account. Copies of the documents establishing the brokerage account and the money market account are attached hereto as Exhibit "B".

3. Maker shall, at any time there is no default by Maker in the Note or this Modification Agreement, have the right to sell Shares of the Stock deposited in the brokerage account. The sale of these Shares shall be on the public market at the market price unless agreed to in writing by Holder. Maker shall consult with, and obtain prior approval of Holder prior to any private placement of any Shares. Maker shall time all sales of Shares which it makes in such a way so as not to adversely impact the price of the Shares in the marketplace.

4. All proceeds of the Stock sold shall be placed in the money market account. Holder shall receive all amounts in the money market account up to a maximum of Fifty Thousand ($50,000) Dollars per month, or such other amounts as shall be agreed between Holder and Maker from time to time. The amounts receivable by Holder shall be cumulative, so that in any month in which Holder gets less than the maximum as defined in this paragraph, the deficiency shall be added to the maximum for the next succeeding month and Holder shall receive such cumulative amounts prior to the receipt by Maker of any amounts.

5. Any amounts disbursed from the proceeds of Stock sales held in the account to Holder shall be applied first to any costs associated with the collection of th e Note or sale of any security, then to the accrued interest, and finally to the principal balance due. Holder shall have no interest in any proceeds above the amounts due under the Note, and upon receiving the entire proceeds as required by the Note, shall consent to the removal of its name from the accounts. Maker shall make no disbursement of proceeds from the account either to itself or to any third party without the prior written approval of Holder.

Dated this 4 day of January, 2000.


"Maker"                                                 "Holder"

Titan Capital, L.L.C.                         OneSource Technologies, Inc.

By:   /s/(illegible)                          By: /s/ Donald Gause

It's: Managing Member                         Its: Secretary


                                        2